Exhibit 24.1

                               September 10, 2002

Gale E. Klappa                                  Wayne Boston
The Southern Company                            Southern Company Services, Inc.
270 Peachtree Street, N.W.                      241 Ralph McGill Boulevard
Atlanta, Georgia  30303                         Atlanta, Georgia 30308

Dear Sirs:

         Alabama Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933 with respect to its first mortgage bonds, preferred stock, debt instruments, preferred securities of a statutory business trust or trusts (or other special purpose entity or entities) and related guarantee or guarantees of the Company, in any combination of such securities, in an aggregate amount of up to an additional $2.07 billion.

         Alabama Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Alabama Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Alabama Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                       Yours very truly,

                                       ALABAMA POWER COMPANY


                                       By /s/Charles D. McCrary
                                       Charles D. McCrary
                                       President and Chief Executive Officer

       /s/Whit Armstrong                                /s/Mayer Mitchell
        Whit Armstrong                                   Mayer Mitchell



______________________________                         /s/Robert D. Powers
        David J. Cooper                                 Robert D. Powers



______________________________                        /s/Andreas Renschler
       H. Allen Franklin                                Andreas Renschler



______________________________                          /s/C. Dowd Ritter
        R. Kent Henslee                                  C. Dowd Ritter



     /s/Carl E. Jones, Jr.                             /s/James H. Sanford
      Carl E. Jones, Jr.                                James H. Sanford



______________________________                        /s/John Cox Webb, IV
       Patricia M. King                                 John Cox Webb, IV



      /s/James K. Lowder                               /s/James W. Wright
        James K. Lowder                                  James W. Wright



   /s/Wallace D. Malone, Jr.                       /s/William B. Hutchins, III
    Wallace D. Malone, Jr.                          William B. Hutchins, III



     /s/Charles D. McCrary                              /s/Art P. Beattie
      Charles D. McCrary                                 Art P. Beattie

Extract from minutes of meeting of the board of directors of Alabama Power Company.

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     RESOLVED FURTHER: That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement or Statements under the Securities Act of 1933 with respect to the issue and sale of first mortgage bonds, preferred stock, debt instruments, preferred securities of a statutory trust or trusts (or other special purpose entity or entities) and related guarantee or guarantees by Alabama Power Company, and of amending such Registration Statement or Statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Statement or Statements become effective), Alabama Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to Gale E. Klappa and Wayne Boston in substantially the form of power of attorney presented to this meeting; and

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     The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on September 10, 2002, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated:  October 24, 2002                     ALABAMA POWER COMPANY


                                             By /s/Wayne Boston
                                                 Wayne Boston
                                              Assistant Secretary